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                                                                     EXHIBIT 4.2

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                          FIRST SUPPLEMENTAL INDENTURE




                                   __________




                                  AVZ INC., as
                          successor Company by merger,

                             A I M ADVISORS, INC.,
                                 as Guarantor,

                                      and

                              FLEET NATIONAL BANK,
                                   as Trustee



                    Dated as of 9:30 a.m. February 28, 1997



                                   __________





         Supplement to Indenture dated as of November 3, 1993, relating to 9% Senior Notes due November 15, 2003, between A I M Management Group Inc., as Issuer, A I M Advisors, Inc., as Guarantor, and Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association), as Trustee




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         FIRST SUPPLEMENTAL INDENTURE dated as of 9:30 a.m. February 28, 1997, between AVZ INC., a Delaware corporation (the "Company"), A I M ADVISORS, INC., a Delaware corporation (the "Guarantor"), and FLEET NATIONAL BANK (formerly known as Shawmut Bank Connecticut, National Association), as Trustee under the Indenture hereinafter mentioned (in such capacity, the "Trustee").

         WHEREAS, A I M Management Group Inc., a Delaware corporation ("AIM"), heretofore executed and delivered to the Trustee an Indenture dated as of November 3, 1993 (the "Indenture"), providing for the creation of AIM's 9% Senior Notes, due November 15, 2003 (the "Securities"); and

         WHEREAS, there have been issued and are now outstanding under the Indenture, Securities in the aggregate principal amount of $97,250,000; and

         WHEREAS, in connection with the merger of AIM into the Company (the "Merger"), pursuant to an Agreement and Plan of Merger, dated as of November 4, 1996, as subsequently amended, by and among AIM, INVESCO PLC, a company organized under the laws of England, and INVESCO Group Services, Inc., a Delaware corporation, AIM has been merged into the Company and in connection therewith the Company has assumed, by operation of law, all of AIM's debts, liabilities, duties and obligations, including AIM's obligations in respect of the Securities and under the Indenture, which merger and assumption is contemplated by Section 801 of the Indenture, provided that this First Supplemental Indenture is executed and delivered; and

         WHEREAS, the Company desires in and by this First Supplemental Indenture, pursuant to and as contemplated by Sections 801 and 901 of the Indenture, to expressly assume the covenants, agreements and undertakings of AIM in the Indenture and in the Securities; and

         WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company and the Guarantor; and

         WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid and binding instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, in consideration of the above premises, and in order to comply with the terms of Section 801 of the Indenture, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities as follows:

                                   ARTICLE 1

                        ASSUMPTION OF OBLIGATIONS OF AIM
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         SECTION 1.01.  Assumption.  The Company hereby expressly assumes the due and punctual payment of the principal and premium and interest on all of the Securities and the performance and observance of each and every covenant and condition of AIM in the Indenture as if the Company had been the original maker of the Securities, and also hereby expressly assumes each and every covenant and condition of AIM in each Security outstanding on the date of this First Supplemental Indenture.


                                   ARTICLE 2

                            CONSENT OF AIM ADVISORS

         SECTION 2.01. Consent. The Guarantor hereby confirms that its Subsidiary Guarantee shall apply to the Company's obligations under the Indenture, as amended by this First Supplemental Indenture, and under the Securities.


                                   ARTICLE 3

                               TRUSTEE DISCLAIMER

         SECTION 3.01. Trustee Disclaimer. The Trustee has accepted the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantor, or for or with respect to (a) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company and the Guarantor by corporate action or otherwise, (c) the due execution hereof by the Company and the Guarantor, and (d) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

                                   ARTICLE 4

                            MISCELLANEOUS PROVISIONS

         SECTION 4.01. Terms Defined. For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized




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form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

         SECTION 4.02. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all terms thereof shall remain in full force and effect. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this First Supplemental Indenture shall henceforth be read together.

         SECTION 4.03. Notices. The address to which notice to the Company is to be given pursuant to Section 106 of the Indenture, from and after the date of this First Supplemental Indenture, shall be:

                          AVZ INC.
                          11 Greenway Plaza, Suite 1919
                          Houston, TX  77046-1173
                          Attention:  Robert H. Graham

         with a copy to:

                          AVZ INC.
                          11 Greenway Plaza, Suite 1919
                          Houston, TX  77046-1173
                          Attention:  Carol F. Relihan

         SECTION 4.04. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of laws rules thereof.

         SECTION 4.05. Successors. All agreements of the Company, the Guarantor and the Trustee in this First Supplemental Indenture shall bind their respective successors.

         SECTION 4.06. Effective Date. This First Supplemental Indenture shall become a legally effective and binding instrument upon the execution and delivery hereof by all parties hereto.







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         SECTION 4.07.  Counterparts.  This First Supplemental Indenture may be
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.




[Corporate Seal]                             AVZ INC.


ATTEST:
                                             By /s/ ROBERT F. McCULLOUGH
                                                ----------------------------
ILLEGIBLE
----------------------------
Title:



[Corporate Seal]                             A I M ADVISORS, INC.


ATTEST:
                                             By /s/ ROBERT H. GRAHAM
                                                ----------------------------
/s/ CAROL F. RELIHAN                             President
----------------------------
Title: Secretary



[Corporate Seal]                             FLEET NATIONAL BANK,
                                             as Trustee

ATTEST:
                                             By /s/ SUSAN T. KELLER
                                                ----------------------------
ILLEGIBLE                                        Vice President
----------------------------
Title: Assistant Vice
       President





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STATE OF NEW YORK                :
                                 :       ss
COUNTY OF NEW YORK               :

         On this 28th day of February, 1997, before me personally came Robert F. McCullough, to me known, who, being by me duly sworn, did depose and say that he resides at 3505 Knollwood Drive, Atlanta, GA, that he is Chief Financial Officer and Vice President of AVZ Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                                     /s/ FELIX SARATOVSKY
                                                     ------------------------
Notary Seal                                               Notary Public



STATE OF TEXAS                    :
                                  :        ss
COUNTY OF HARRIS                  :

         On this 28th day of February, 1997, before me personally came Robert H. Graham, to me known, who, being by me duly sworn, did depose and say that he resides at Houston, Texas, that he is President of A I M Advisors, Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                                     /s/ EVA L. BENCZE
                                                     ------------------------
Notary Seal                                               Notary Public





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STATE OF CONNECTICUT                       :
                                           :       ss
COUNTY OF HARTFORD                         :

            On this 28th day of February, 1997, before me personally came
Susan T. Keller, to me known, who, being by me duly sworn, did depose and say that she resides at 41 Pleasant St, West Hartford CT, that she is Vice-President of Fleet National Bank, one of the entities described in and which executed the above instrument; that she knows the corporate seal of said entity; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said entity; and that she signed her name thereto by like authority



                                                       /s/ DAWN P. HEINTZ
                                                     ------------------------
Notary Seal                                                Notary Public





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